Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-44905) of ClimaChem, Inc. and in the related Prospectus of our report dated March 17, 2000 with respect to the consolidated financial statements and schedule of ClimaChem, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Oklahoma City, Oklahoma
April 13, 2000